UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2021 Long-Term Incentive Plan

Pursuant to the Liberty Global 2014 Incentive Plan (as amended), on April 13, 2021, the Compensation Committee (the “Committee”) of Liberty Global plc’s Board of Directors approved the Company’s 2021 long-term incentive plan (the “2021 Long-Term Incentive Plan” or the “Plan”) covering the three-year period ending May 1, 2024. In the following text, the terms “we”, “our”, “our company” and “us” refers to Liberty Global plc.

The 2021 Long-Term Incentive Plan for our Chief Executive Officer (“CEO”) and the other executive officers who we expect to be among our five most highly compensated executive officers for fiscal 2021 (the “NEOs”) included a grant made on April 13, 2021 for each NEO’s regular annual target value for 2021 and 2022. The Plan is weighted heavily in stock appreciation rights (“SARs”), which carries greater risk to the executives but also provides upside aligned with shareholders if the Company’s share prices appreciate. The Committee made these modifications to the approach to the long-term incentive portion of our NEOs’ compensation to provide increased focus on share price performance, which directly aligns the interests of the NEOs with shareholders. (Accordingly, there will be no equity granted to the NEOs in 2022.) The Plan will consist of the following components for our CEO and each of the NEOs:

CEO

Share Appreciation Rights (“SARs”)

•Ninety percent of the CEO’s total target equity value for 2021 and 2022 is based upon the performance of our ordinary shares (the “Share Incentive”) via the grant of share appreciation rights (“SARs”). The SARs are subject to vesting in two equal installments on May 1 of 2023 and 2024. SARs naturally align the executives’ performance with shareholders as their value is completely dependent upon share appreciation.

Ventures Incentive Plan (“VIP”)

•Ten percent of the CEO’s 2021 target equity value is based upon performance over a three-year period of the Company’s Ventures portfolio of investments which are today worth approximately $2.4 billion. This new VIP component of the long-term incentive plan is designed to incentivize management’s efforts in driving growth and value with respect to the Ventures portfolio investments, which have increasing scale and importance within the Company’s business. Performance is based upon changes (positive or negative) against the valuation of the portfolio over the performance period performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid after the end of the performance period, either in cash or Company shares at the option of the Company. The remaining ten percent of the CEO’s 2022 target equity value is expected to be granted in due course in the form of next year’s VIP (or replacement thereof) over a new three-year performance period.

Other NEOs

Share Appreciation Rights

•Sixty-three percent of each other NEO’s total target equity value for 2021 and 2022 is based upon the performance of our ordinary shares (the “Share Incentive”) via the grant of SARs. The SARs are subject to vesting in two equal installments on May 1 of 2023 and 2024.

Restricted Share Units

•Twenty-seven percent of each other NEO’s total target equity value for 2021 and 2022 is granted as restricted share units (“RSUs”). The RSUs are subject to annual time-vesting over a three-year service period vesting on May 1 of each of 2022, 2023 and 2024, in equal installments.

Ventures Incentive Plan

•Ten percent of each other NEO’s 2021 target equity value is based upon performance of the Company’s Ventures portfolio of investments, as discussed above with respect to the CEO’s VIP component. The remaining ten percent of each other NEO’s 2022 target equity value is expected to be granted in due course as next year’s VIP (or replacement thereof) over a new three-year performance period.

Each NEO’s target equity values for 2021 and 2022 that have been utilized in making the grants pursuant to the 2021 Long-Term Incentive Plan are largely consistent with such values as disclosed in the past and pursuant to disclosed employment agreements, except for Andrea Salvato, our Chief Development Officer, whose target equity value was increased to $5 million for each of 2021 and 2022.

Extension of Expiration Term on certain SARs and Options

The Company’s SARs have historically been issued with seven-year contractual terms. In 2019, the Company changed its policy to provide that all new equity grants would have ten-year contractual terms in order to more closely align with common market practice. Effective April 13, 2021, the Company’s Compensation Committee and its Board of Directors approved the extension of the expiration dates of SARs and director options granted in 2014 and 2015 from the seventh anniversary to the tenth anniversary of the original grants to align with current Company and industry practice and to further incentivize the achievement of Company objectives. The extension of the SAR expiration dates applies to SARs owned by individuals who were employees (or directors) of the Company as of April 13, 2021.

The exercise prices of the 2014 and 2015 SARs and options will not change; they have exercise prices ranging from $32.37 to $34.44 (for 2014) and $42.01 to $44.46 (for 2015) in Class A ordinary shares and from $30.81 to $33.06 (for 2014) and $40.52 to $41.41 (for 2015) in Class C ordinary shares (after taking into account adjustments for stock splits, share dividends, etc.). For the Company’s executive officers and directors, the exact number of SARs and their exercise prices are shown in Form 4 filings.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.     Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 15, 2021